Exhibit 99.1

EVERTEC REPORTS SECOND QUARTER 2023 RESULTS
Raises annual guidance

SAN JUAN, PUERTO RICO - July 26, 2023 - EVERTEC, Inc. (NYSE: EVTC) (“Evertec”, the “Company”, “we” or “our”) today announced results for the second quarter ended June 30, 2023.

Second Quarter 2023 Highlights

•Revenue increased 4% to $167.1 million
•GAAP Net Income attributable to common shareholders decreased 16% to $28.2 million and decreased 9% to $0.43 per diluted share
•Adjusted EBITDA increased to $74.5 million and Adjusted earnings per common share increased 6% to $0.71
•Share repurchases totaled $9.5 million for the quarter
•Announced Sinqia acquisition
•Increased and extended share repurchase program

Mac Schuessler, President and Chief Executive Officer stated, “We delivered a strong second quarter in both Puerto Rico and Latin America, while concurrently executing on our strategic growth plan through M&A. Given our strong quarter, we are once again raising our guidance for the year."

Second Quarter 2023 Results

Revenue. Total revenue for the quarter ended June 30, 2023 was $167.1 million, an increase of 4% compared with $160.6 million in the prior year quarter, driven by growth in our payment segments, both in Puerto Rico and Latin America. Merchant acquiring revenue growth was a result of increased spread per transaction, in part due to the continued benefit from pricing initiatives and card mix, and an increase in sales volumes. Payment processing growth in Puerto Rico was driven by increased transaction volumes as well as continued growth in ATH Movil revenues, primarily ATH Business. Payment processing LATAM revenue growth reflected the impact from the BBR and paySmart acquisitions completed in the third quarter of 2022 and first quarter of 2023, respectively, and organic growth. These increases were partially offset by the impact to business solutions from the assets sold as part of the Popular Transaction in the third quarter of 2022.

Net Income attributable to common shareholders. For the quarter ended June 30, 2023, GAAP Net Income attributable to common shareholders was $28.2 million, or $0.43 per diluted share, a decrease of $5.4 million or $0.04 per diluted share as compared to the prior year. The decrease was primarily driven by an increase in costs of revenues, primarily due to the revenue sharing agreement with Banco Popular, as well as an increase in personnel costs, primarily attributable to increased headcount in Latin America resulting from the BBR and paySmart acquisitions, and an increase in professional fees and cloud services, partially offset by the impact in the prior year of a $4.1 million impairment loss on a multi-year software development. Selling, general and administrative expenses increased mainly due to an increase in personnel costs as well as an increase in professional fees mainly related to corporate development initiatives. Additionally, the current quarter reflects a non-cash unrealized gain on foreign currency remeasurement of $0.3 million compared with a non-cash unrealized loss of $1.7 million in the prior year quarter.

Adjusted EBITDA and Adjusted EBITDA Margin. For the quarter ended June 30, 2023, Adjusted EBITDA was $74 million, a decrease of $0.4 million when compared to the prior year quarter. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) was 44.6%, a decrease of approximately 160 basis points from the prior year. The decrease in Adjusted EBITDA and Adjusted EBITDA margin reflects the impact of the revenue sharing agreement with Banco Popular which increased expenses year over year, and the impact from the sale of assets to Popular as part of the Popular Transaction, which were of higher margin.

Adjusted Net Income and Adjusted earnings per common share. For the quarter ended June 30, 2023, Adjusted Net Income was $46.6 million, a decrease of $1.3 million compared to $96.0 million in the prior year. The decrease was driven by lower adjusted EBITDA, higher operating depreciation and amortization and higher non-GAAP tax expense partially offset by lower interest expense, net. Adjusted earnings per common share was $0.71, an increase of $0.04 per diluted share compared to $0.67, in the prior year due to a lower share count that reflects the impact from the share repurchases completed in 2022 and the shares received as part of the Popular Transaction. .

Share Repurchase

During the three months ended June 30, 2023, the Company repurchased 268,398 shares of its common stock at an average price of $35.64 per share for a total of $9.5 million. As of June 30, 2023, a total of approximately $63 million remained available for future use under the Company’s share repurchase program. On July 20, 2023, the Company announced that its Board of Directors approved an increase to the share repurchase authorization to an aggregate $150 million and an extension of the expiration date to December 31, 2024.

2023 Outlook

The Company is revising its financial outlook for 2023 as follows:

•Total consolidated revenue is now anticipated to be between $652 million and $658 million representing growth of approximately 5% to 6% growth, compared with $644 to $652 million previously estimated.
•Adjusted earnings per common share between $2.75 to $2.83 representing approximately 9% to 12% growth as compared to $2.53 in 2022, as recast, compared with $2.59 to $2.68 previously estimated.
•We continue to expect capital expenditures to be approximately $70 million.
•We continue to expect an effective tax rate of approximately 16% to 17%.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its second quarter 2023 financial results today at 4:30 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Joaquin Castrillo, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 1769798. The replay will be available through Wednesday, August 2, 2023. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast will be available prior to the call on the investor relations website at ir.evertecinc.com and will remain available after the call.

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Puerto Rico, the Caribbean and Latin America, providing a broad range of merchant acquiring, payment services and business process management services. Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. In addition, the Company processes over six billion transactions annually and manages a system of electronic payment networks in Puerto Rico and Latin America and offers a comprehensive suite of services for core banking, cash processing, and fulfillment in Puerto Rico. Additionally, the Company offers technology outsourcing and payment transactions fraud monitoring to all the regions it serves. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this earnings release are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other stakeholders to evaluate companies in our industry. These measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.

Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included at the end of this earnings release. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, each as defined below. Effective for the quarter ended March 31, 2023, the Company modified the manner in which it calculates Adjusted EBITDA, Adjusted Net Income and Adjusted earnings per common share to exclude the impact of unrealized gains and losses from foreign currency remeasurement for assets and liabilities denominated in non-functional currencies. These non-cash unrealized gains and losses are non-operational in nature and we believe that excluding these better presents the overall financial performance of our core business, and help facilitate comparison with industry peers. The Company has recast prior periods to conform with the modified definition of Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash items and unusual expenses such as: share-based compensation, restructuring related expenses, fees and expenses from corporate transactions such as M&A activity and financing, equity investment income net of dividends received, and the impact from unrealized gains and losses on foreign currency remeasurement for assets and liabilities in non-functional currency. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to the Company's segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. The Company's presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the secured leverage ratio.

Adjusted Net Income is defined as Adjusted EBITDA less: operating depreciation and amortization expense, defined as GAAP Depreciation and amortization less amortization of intangibles related to acquisitions such as customer relationships, trademarks; cash interest expense defined as GAAP interest expense, less GAAP interest income adjusted to exclude non-cash amortization of debt issue costs, premium and accretion of discount; income tax expense which is calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for uncertain tax position releases, tax true-ups, windfall from share-based compensation, unrealized gains and losses from foreign currency remeasurement, among others; and non-controlling interest which is the 35% non-controlling equity interest in Evertec Colombia, net of amortization for intangibles created as part of the purchase.

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding.

The Company uses Adjusted Net Income to measure the Company's overall profitability because the Company believes it better reflects the comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of merger and acquisition activity. In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future the Company may incur expenses such as those excluded in calculating them.

Forward-Looking Statements

Certain statements in this earnings release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our ability to meet our guidance expectations for revenue, earnings per share, Adjusted earnings per common share, capital expenditures and effective tax rate, including for fiscal year 2023, are forward looking statements. Words such as “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular, Inc. (“Popular”) for a significant portion of its revenues pursuant to the Company’s second amended and restated Master Services Agreement ("MSA") with them, and to grow the Company’s merchant acquiring business; the Company’s ability to renew its client contracts on terms favorable to the Company, including but not limited to the current term and any extension of the MSA with Popular; the Company’s dependence on its processing systems, technology infrastructure, security systems and fraudulent payment detection systems, as well as on the Company’s personnel and certain third parties with whom it does business, and the risks to the Company’s business if its systems are hacked or otherwise compromised; the Company’s ability to develop, install and adopt new software, technology and computing systems; a decreased client base due to consolidations and failures in the financial services industry; the credit risk of the Company’s merchant clients, for which it may also be liable; the continuing market position of the ATH network; a reduction in consumer confidence, whether as a result of a global economic downturn or otherwise, which leads to a decrease in consumer spending; the Company’s dependence on credit card associations, including any adverse changes in credit card association or network rules or fees; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the geographical concentration of the Company’s business in Puerto Rico, including its business with the government of Puerto Rico and its instrumentalities, which are facing severe political and fiscal challenges; additional adverse changes in the general economic conditions in Puerto Rico, whether as a result of the government’s debt crisis or otherwise, including the continued migration of Puerto Ricans to the U.S. mainland, which could negatively affect the Company’s customer base, general consumer spending, the Company’s cost of operations and the Company’s ability to hire and retain qualified employees; operating an international business in Latin America and the Caribbean, in jurisdictions with potential political and economic instability; the impact of foreign exchange rates on operations; the Company’s ability to protect its intellectual property rights against infringement and to defend itself against claims of infringement brought by third parties; the Company’s ability to comply with U.S. federal, state, local and foreign regulatory requirements; evolving industry standards and adverse changes in global economic, political and other conditions; the Company’s level of indebtedness and restrictions contained in the Company’s debt agreements, including the secured credit facilities, as well as debt that could be incurred in the future; the Company’s ability to prevent a cybersecurity attack or breach to its information security; the possibility that the Company could lose its preferential tax rate in Puerto Rico; the possibility of future catastrophic hurricanes, earthquakes and other potential natural disasters affecting the Company’s main markets in Latin America and the Caribbean; and uncertainty related to the effect of the discontinuation of the London Interbank Offered Rate; the elimination of Popular's ownership of the Company's common stock; and the other factors set forth under "Part 1, Item 1A. Risk Factors," in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission (the "SEC") on February 24, 2023, as any such factors may be updated from time to time in the Company’s filings with the SEC. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless it is required to do so by law.

Investor Contact
Beatriz Brown-Sáenz
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
(Dollar amounts in thousands, except share data)
Revenues	$167,076	$160,571	$326,890	$310,819

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization	80,452	74,313	156,869	138,972
Selling, general and administrative expenses	29,522	20,051	53,397	40,435
Depreciation and amortization	22,329	19,560	41,761	38,720
Total operating costs and expenses	132,303	113,924	252,027	218,127
Income from operations	34,773	46,647	74,863	92,692
Non-operating income (expenses)
Interest income	2,103	805	3,236	1,472
Interest expense	(5,640)	(5,932)	(11,283)	(11,479)
Gain (loss) on foreign currency remeasurement	333	(1,747)	(4,531)	921
Earnings of equity method investment	1,476	862	2,631	1,432
Other income, net	1,591	609	2,601	1,247
Total non-operating expenses	(137)	(5,403)	(7,346)	(6,407)
Income before income taxes	34,636	41,244	67,517	86,285
Income tax expense	6,586	7,688	9,404	13,863
Net income	28,050	33,556	58,113	72,422
Less: Net (loss) attributable to non-controlling interest	(105)	(33)	(94)	(65)
Net income attributable to EVERTEC, Inc.’s common stockholders	28,155	33,589	58,207	72,487
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	3,153	(6,549)	20,758	(4,335)
Gain on cash flow hedges	1,816	3,337	271	13,062
Unrealized loss on change in fair value of debt securities available-for-sale	—	$(29)	$(20)	$(56)
Total comprehensive income attributable to EVERTEC, Inc.’s common stockholders	$33,124	$30,348	$79,216	$81,158
Net income per common share:
Basic	$0.43	$0.47	$0.90	$1.01
Diluted	$0.43	$0.47	$0.89	$1.00
Shares used in computing net income per common share:
Basic	65,046,328	71,476,850	65,007,528	71,714,876
Diluted	65,510,091	72,149,949	65,571,453	72,558,565

EVERTEC, Inc.
Schedule 2: Unaudited Condensed Consolidated Balance Sheets

(In thousands)	June 30, 2023	December 31, 2022
Assets
Current Assets:
Cash and cash equivalents	$191,620	$185,274
Restricted cash	19,485	18,428
Accounts receivable, net	109,421	111,493
Settlement assets	30,014	31,542
Prepaid expenses and other assets	43,348	42,392
Total current assets	393,888	389,129
Debt securities available-for-sale, at fair value	2,175	2,203
Investment in equity investee	17,136	14,661
Property and equipment, net	57,761	56,387
Operating lease right-of-use asset	14,035	15,918
Goodwill	438,256	423,392
Other intangible assets, net	213,779	200,320
Deferred tax asset	8,264	5,701
Derivative asset	7,733	7,440
Net investment in leases	—	14
Other long-term assets	18,606	16,578
Total assets	$1,171,633	$1,131,743
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$79,749	$80,666
Accounts payable	50,147	29,730
Contract liability	17,821	15,226
Income tax payable	171	9,406
Current portion of long-term debt	20,750	20,750
Short-term borrowings	—	20,000
Current portion of operating lease liability	6,189	5,936
Settlement liabilities	24,103	26,696
Total current liabilities	198,930	208,410
Long-term debt	379,602	389,498
Deferred tax liability	9,407	10,111
Contract liability - long term	33,345	34,068
Operating lease liability - long-term	8,579	10,788
Other long-term liabilities	3,628	4,120
Total liabilities	633,491	656,995
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 64,839,109 shares issued and outstanding as of June 30, 2023 (December 31, 2022 - 64,847,233)	648	648
Additional paid-in capital	—	—
Accumulated earnings	529,364	487,349
Accumulated other comprehensive loss, net of tax	4,523	(16,486)
Total EVERTEC, Inc. stockholders’ equity	534,535	471,511
Non-controlling interest	3,607	3,237
Total equity	538,142	474,748
Total liabilities and equity	$1,171,633	$1,131,743

EVERTEC, Inc.
Schedule 3: Unaudited Condensed Consolidated Statements of Cash Flows

	Six months ended June 30,
	2023	2022
Cash flows from operating activities
Net income	58,113	$72,422
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,761	38,720
Amortization of debt issue costs and accretion of discount	791	805
Operating lease amortization	3,103	3,056
Provision for expected credit losses and sundry losses	3,752	1,795
Deferred tax benefit	(3,467)	(1,210)
Share-based compensation	12,056	9,444
Loss on disposition of property and equipment	372	4,370
Earnings of equity method investment	(2,631)	(1,432)
Loss (gain) on foreign currency remeasurement	4,531	(921)
Decrease (increase) in assets:
Accounts receivable, net	1,261	2,759
Prepaid expenses and other assets	(628)	(1,972)
Other long-term assets	(2,282)	(3,965)
(Decrease) increase in liabilities:
Accrued liabilities and accounts payable	21,979	7,397
Income tax payable	(10,027)	(3,862)
Contract liability	1,181	1,025
Operating lease liabilities	(3,035)	(1,605)
Other long-term liabilities	(592)	1,109
Total adjustments	68,125	55,513
Net cash provided by operating activities	126,238	127,935
Cash flows from investing activities
Additions to software	(24,151)	(18,918)
Acquisition of customer relationship	—	(10,607)
Property and equipment acquired	(11,327)	(10,051)
Proceeds from sales of property and equipment	22	76
Purchase of certificates of deposit	—	(7,264)
Proceeds from maturities of available-for-sale debt securities	—	572
Acquisitions, net of cash acquired	(22,915)	—
Net cash used in investing activities	(58,371)	(46,192)
Cash flows from financing activities
Withholding taxes paid on share-based compensation	(5,955)	(5,676)
Net decrease in short-term borrowings	(20,000)	—
Repayment of short-term borrowings for purchase of equipment and software	—	(853)
Dividends paid	(6,503)	(7,177)
Repurchase of common stock	(15,790)	(35,215)
Repayment of long-term debt	(10,375)	(9,875)
Net cash used in financing activities	(58,623)	(58,796)
Effect of foreign exchange rate on cash, cash equivalents and restricted cash	(1,841)	1,776
Net increase in cash, cash equivalents and restricted cash	7,403	24,723
Cash, cash equivalents and restricted cash at beginning of the period	215,657	277,707
Cash, cash equivalents and restricted cash at end of the period	$223,060	$302,430
Cash and cash equivalents included in Settlement Assets	17,542	8,210
Total cash and cash equivalents on the consolidated statement of cash flows	$240,602	$310,640
Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$191,620	$279,854

Restricted cash	19,485	22,576
Cash and cash equivalents included in Settlement Assets	17,542	8,210
Cash, cash equivalents and restricted cash	$228,647	$310,640

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Three months ended June 30, 2023
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$50,795	$39,076	$41,248	$56,971	$(21,014)	$167,076
Operating costs and expenses	28,895	33,666	27,616	39,097	3,029	132,303
Depreciation and amortization	6,087	5,393	1,150	4,469	5,230	22,329
Non-operating income (expenses)	115	2,290	1	66	928	3,400
EBITDA	28,102	13,093	14,783	22,409	(17,885)	60,502
Compensation and benefits (2)	842	999	860	965	5,035	8,701
Transaction, refinancing and other fees (3)	288	253	—	—	5,068	5,609
Loss (gain) on foreign currency remeasurement (4)	(49)	(285)	—	—	1	(333)
Adjusted EBITDA	$29,183	$14,060	$15,643	$23,374	$(7,781)	$74,479

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $13.4 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction processing of $4.4 million from Payment Services- Latin America to both Payment Services- Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $3.3 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A.
(4)Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.

	Three months ended June 30, 2022
(In thousands)	Payment Services - Puerto Rico & Caribbean		Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$46,078		$30,784	$38,539	$64,690	$(19,520)	$160,571
Operating costs and expenses	28,680		25,032	22,823	40,297	(2,908)	113,924
Depreciation and amortization	5,466		2,712	1,040	4,279	6,063	19,560
Non-operating income (expenses)	309		123	332	624	(1,664)	(276)
EBITDA	23,173		8,587	17,088	29,296	(12,213)	65,931
Compensation and benefits (2)	675		973	446	555	2,756	5,405
Transaction, refinancing and other fees (3)	—	—	—	—	(16)	1,009	993
Loss (gain) on foreign currency remeasurement (4)	27		674	—	—	1,046	1,747
Adjusted EBITDA	$23,875		$10,234	$17,534	$29,835	$(7,402)	$74,076

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $13.3 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction processing of $3.7 million from Payment Services- Latin America to both Payment Services- Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $2.5 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A.
(4)Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.

	Six months ended June 30, 2023
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$99,224	$74,393	$81,595	$112,666	$(40,988)	$326,890
Operating costs and expenses	56,617	62,978	54,305	78,010	117	252,027
Depreciation and amortization	11,975	8,104	2,279	8,957	10,446	41,761
Non-operating income (expenses)	480	(1,495)	308	598	810	701
EBITDA	55,062	18,024	29,877	44,211	(29,849)	117,325
Compensation and benefits (2)	1,370	1,651	1,392	1,530	8,603	14,546
Transaction, refinancing and other fees (3)	580	253	—	—	4,379	5,212
Loss (gain) on foreign currency remeasurement (4)	46	4,487	—	—	(2)	4,531
Adjusted EBITDA	$57,058	$24,415	$31,269	$45,741	$(16,869)	$141,614

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $26.4 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction processing of $8.4 million from Payment Services- Latin America to both Payment Services- Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $6.2 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A.
(4)Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.

	Six months ended June 30, 2022
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$86,086	$59,567	$74,168	$127,314	$(36,316)	$310,819
Operating costs and expenses	49,960	48,619	43,027	79,225	(2,704)	218,127
Depreciation and amortization	9,946	5,524	2,059	9,042	12,149	38,720
Non-operating income (expenses)	544	3,729	632	1,324	(2,629)	3,600
EBITDA	46,616	20,201	33,832	58,455	(24,092)	135,012
Compensation and benefits (2)	1,012	1,786	786	1,000	5,100	9,684
Transaction, refinancing and other fees (3)	—	—	—	(16)	3,034	3,018
Loss (gain) on foreign currency remeasurement (4)	162	(2,129)	—	—	1,046	(921)
Adjusted EBITDA	$47,790	$19,858	$34,618	$59,439	$(14,912)	$146,793

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $24.2 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction processing of $7.0 million from Payment Services- Latin America to both Payment Services- Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $5.1 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A.
(4)Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Three months ended June 30,		Six months ended June 30,
(Dollar amounts in thousands, except share data)	2023	2022	2023	2022
Net income	28,050	33,556	58,113	72,422
Income tax expense	6,586	7,688	9,404	13,863
Interest expense, net	3,537	5,127	8,047	10,007
Depreciation and amortization	22,329	19,560	41,761	38,720
EBITDA	60,502	65,931	117,325	135,012
Equity income (1)	(1,476)	(862)	(2,631)	(1,432)
Compensation and benefits (2)	8,701	5,405	14,546	9,684
Transaction, refinancing and other fees (3)	7,085	1,855	7,843	4,450
(Gain) loss on foreign currency remeasurement (4)	(333)	1,747	4,531	(921)
Adjusted EBITDA	74,479	74,076	141,614	146,793
Operating depreciation and amortization (5)	(12,835)	(11,156)	(25,204)	(22,408)
Cash interest expense, net (6)	(3,457)	(4,858)	(7,820)	(9,487)
Income tax expense (7)	(11,626)	(10,075)	(16,408)	(18,884)
Non-controlling interest (8)	80	1	46	11
Adjusted net income	$46,641	$47,988	$92,228	$96,025
Net income per common share (GAAP):
Diluted	$0.43	$0.47	$0.89	$1.00
Adjusted Earnings per common share (Non-GAAP):
Diluted	$0.71	$0.67	$1.41	$1.32
Shares used in computing adjusted earnings per common share:
Diluted	65,510,091	72,149,949	65,571,453	72,558,565

1)Represents the elimination of non-cash equity earnings from our 19.99% equity investment in Dominican Republic, Consorcio de Tarjetas Dominicanas S.A. ("CONTADO"), net of dividends received.
2)Primarily represents share-based compensation and severance payments.
3)Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, recorded as part of selling, general and administrative expenses.
4)Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.
5)Represents operating depreciation and amortization expense, which excludes amounts generated as a result of merger and acquisition activity.
6)Represents interest expense, less interest income, as they appear on the condensed consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
7)Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discrete items.
8)Represents the 35% non-controlling equity interest in Evertec Colombia, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Common Share

				2022
	Outlook 2023			(As recast)
(Dollar amounts in millions, except per share data)	Low		High
Revenues	$652	to	$658	$618
Earnings per Share (EPS) (GAAP)	$1.82	to	$1.91	$3.45
Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (1)	0.56		0.56	(1.42)
Merger and acquisition related depreciation and amortization (2)	0.47		0.47	0.49
Non-cash interest expense (3)	0.01		0.01	0.01
Tax effect of Non-GAAP adjustments (4)	(0.18)		(0.19)	(0.10)
Loss (gain) on foreign currency remeasurement (5)	0.07		0.07	0.10
Total adjustments	0.93		0.92	(0.92)
Adjusted EPS (Non-GAAP)	$2.75	to	$2.83	$2.53
Shares used in computing adjusted earnings per common share			65.5	69.3

(1)Represents share-based compensation, the elimination of non-cash equity earnings from the Company's 19.99% equity investment in CONTADO, severance and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.
(2)Represents depreciation and amortization expenses amounts generated as a result of M&A activity.
(3)Represents non-cash amortization of the debt issue costs, premium and accretion of discount.
(4)Represents income tax expense on non-GAAP adjustments using the applicable GAAP tax rate (anticipated at approximately 16% to 17%).
(5)Represents non-cash unrealized gains (losses) on foreign currency remeasurement for assets and liabilities denominated in non-functional currencies.